Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310-954-1105

John.Mills@icrinc.com

eDiets.com® Announces Q1 2010 Results

FORT LAUDERDALE, FL, May 12, 2010 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced results for the first quarter ended March 31, 2010.

Revenues for the first quarter of 2010 were $5.0 million, compared to $5.3 million in the first quarter of 2009. The net loss was $(3.8) million, or $(0.13) per diluted share, for the first quarter of 2010 compared to $(2.8) million, or $(0.11) per diluted share, for the first quarter of 2009.

Adjusted EBITDA*, defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, severance charges, and bad debt recovery or expense, for the quarter ended March 31, 2010 was $(1.7) million, compared to $(0.5) million in the first quarter of 2009.

First Quarter and Recent Operating Highlights:

•	Grew meal delivery revenue 57% in the first quarter of 2010 compared to the first quarter of 2009

•	Expanded margins on meal delivery program to 40% (excluding revenue share and depreciation) from 30% in Q1 2009

•	Improved meal delivery customer retention for active customers to eight and a half weeks, up from approximately seven weeks in Q1 2009

•	Completed registered direct offering to select institutional investors for net proceeds of approximately $4.7 million in April

“While we continue to face a challenging macroeconomic environment, we are encouraged by our performance, particularly the growing traction of our meal delivery business,” said Kevin McGrath, President and Chief Executive Officer. “During the first quarter, we were focused on acquiring new customers and we are pleased to report that the response to our increased advertising and marketing efforts was very positive as meal delivery revenue and margins continued to grow at a strong pace. At the end of the quarter, our weekly meal delivery shipments were up 60% from the prior year. In addition, we recently strengthened our balance sheet with a $4.7 million capital raise that allowed us to expand our advertising spend beginning in April, which we anticipate will result in increases in our meal delivery and online subscriber base. The capital raise is the first in a series of previously announced transactions that are expected to provide us with approximately $5.2 million of new equity funding and convert all of our debt to equity.”

Mr. McGrath continued, “We are confident that we are on track to deliver on our primary strategic initiatives to rapidly expand our meal delivery business at attractive margins, leverage our infrastructure to grow our online subscription business and achieve positive EBITDA and cash flow.”

Conference Call

The company will host a conference call to discuss the first quarter 2010 results at 8:30 a.m. Eastern Time on Thursday, May 13, 2010. Participants may access the call by dialing 888-873-4896 (domestic) or 617-213-8850 (international), passcode 11434673. In addition, the call will be webcast via the Investor Relations section of the company’s web site at http://www.eDiets.com, where it will also be archived. A telephone replay will be available through Thursday, May 20, 2010. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 28707697.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

*	Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Net loss	$(3,759)	$(2,837)
Interest expense (income), includes capital lease interest expense	1	(2)
Interest expense on secured notes	815	699
Amortization of secured notes	724	452
Income tax provision (benefit)	—	6
Depreciation	361	403
Amortization of intangibles	12	178
Stock-based compensation	178	387
Bad debt expense	10	35
Severance charges	—	137

Adjusted EBITDA	$(1,658)	$(542)

Adjusted Meal Delivery Gross Margin

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Revenue - meal delivery	$2,997	$1,907
Cost of revenues - meal delivery	2,012	1,535
Less: cost of revenue adjustments for meal delivery
Depreciation	(196)	(153)
Revenue sharing	(6)	(53)

Cost of revenues - adjusted	1,810	1,329

Adjusted meal delivery gross profit	$1,187	$578

Adjusted meal delivery gross margin percentage	40%	30%

Forward-Looking Statements

Certain statements made in this report that reflect management’s expectations regarding future events and economic performance are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include statements regarding our expectation that we will seek additional capital through a private placement or public offering of our common stock; our belief regarding market demand for our products; our expectation that our total gross margins will improve in the future as our efforts to improve meal delivery margin are realized; our expectation that revenue streams from revenue sources other than digital plan subscriptions will continue to become a larger share of total revenues; our belief that we can rapidly secure alternate technology infrastructure vendors if we experience an interruption in Web site service; our expectation that we will be successful in implementing programs designed to enhance the privacy protection of our visitors to our Web site; our expectation that we will conduct our operations in compliance with applicable regulatory requirements; our expectation regarding the effect of any legal proceedings or legal inquiries on our financial condition or results of operations; and our estimates regarding certain accounting and tax matters, including the adoption of certain accounting pronouncements.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. These factors include those risk factors set forth in filings with the Securities and Exchange Commission, including our annual and quarterly reports, and the following:

•	our ability to raise additional capital through a private placement or public offering of our common stock;

•	our ability to accurately assess market demand for our products;

•	our ability to improve our meal delivery margin and its effect on total gross margins;

•	our ability to rapidly secure alternate technology infrastructure vendors if we experience Web site service interruption;

•	our ability to successfully implement programs designed to enhance the privacy protection of our visitors to our Web site;

•	our ability to maintain compliance with applicable regulatory requirements;

•	our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels;

•	the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates; and

•	our ability to successfully estimate certain accounting and tax matters, including the effect on our Company of adopting certain accounting pronouncements.

These risks are not exhaustive and may not include factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations.

— Financial Tables Follow —

eDiets.com, Inc.

Summary of Consolidated Financial Information

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues:
Digital plans	$1,040	$1,398
Meal delivery	2,997	1,907
Business-to-business	716	1,630
Other	265	336

Total revenues	5,018	5,271
Cost and expenses:
Cost of revenue
Digital plans	165	276
Meal delivery	2,012	1,535
Business-to-business	32	51
Other	43	62

Total cost of revenue	2,252	1,924
Technology and development	852	1,011
Sales, marketing and support	2,977	2,259
General and administrative	1,142	1,582
Amortization of Intangibles	12	178

Total cost and expenses	7,235	6,954

Loss from operations	(2,217)	(1,683)
Interest income	1	6
Interest expense	(1,543)	(1,154)

Loss before income tax provision	(3,759)	(2,831)
Income tax provision	—	(6)

Net loss	$(3,759)	$(2,837)

Loss per common share:
Basic and diluted	$(0.13)	$(0.11)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	29,049	25,159

	Three Months Ended March 31,
	2010	2009
STATEMENT OF CASH FLOW DATA:
Net cash provided by (used in):
Operations	$(1,178)	$(1,700)
Investing	(20)	(22)
Financing	493	(21)

	March 31, 2010	December 31, 2009
BALANCE SHEET DATA:
Cash and cash equivalents	$861	$1,475
Total assets	11,435	12,456
Deferred revenue	2,202	2,164
Debt (excluding capital leases)	19,341	16,824
Stockholder’s deficit	(13,060)	(9,570)

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